                                   SCHEDULE B
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                               DATED JULY 1, 2005
                                     BETWEEN
                                 WT MUTUAL FUND
                                       AND
                      RODNEY SQUARE MANAGEMENT CORPORATION

                        INVESTMENT ADVISORY FEE SCHEDULE

                                ANNUAL FEE AS A PERCENTAGE
PORTFOLIO/FUND                  OF AVERAGE DAILY NET ASSETS
-----------------------------   -------------------------------------------------------------------------
Roxbury Micro Cap               1.50%

Roxbury Mid Cap Fund            0.75% of the Portfolio's first $1 billion of average daily net assets;
                                0.70% of the Portfolio's next $1 billion of average daily net assets; and
                                0.65% of the Portfolio's average daily net assets over $2 billion.

Roxbury Small Cap Growth Fund   1.00% of the Portfolio's first $1 billion of average daily net assets;
                                0.95% of the Portfolio's next $1 billion of average daily net assets; and
                                0.90% of the Portfolio's average daily net assets over $2 billion.